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                  TELECOMMUNICATIONS SERVICES AGREEMENT


This Agreement is made by and between Teltran International, Inc. ("Teltran"), a Delaware corporation with its principal offices at One Penn Plaza, Suite 4632, New York, NY 10119, and North American Gateway, Inc. ("Customer") a Canadian corporation with its principal offices at 207 Queen's Quay West, Suite 890, Toronto, Ontario, M5J 1A7. This Agreement will become effective the date it is executed by both parties.

WHEREAS, Customer desires to purchase telecommunications services from Teltran and Teltran desires to sell such services to Customer. NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1. Services Provided: In accordance with the terms and conditions of this Agreement, Teltran shall provide telecommunication services (the "Services") to Customer. Services can be accessed via DS-1 or DS-3 type access or be other means agreeable to Teltran. Obtaining access to Teltran's facilities is the responsibility of Customer. Services shall be at the rates, terms or upon the conditions described in Schedule A annexed hereto and to the countries set forth on said Schedule A. Services to be provided shall be limited to those countries set forth on said Schedule A unless otherwise agreed. Teltran shall have the right to change the rates and countries set forth on Schedule A and annexed hereto upon seven days written notice to Customer ("Change of Rate Notice"). Customer may terminate traffic to a country affected by a rate change by giving seven day written notice to Teltran.

2. Service Term: The Service Term shall begin after Customer has tested the Service and begins to send live traffic ("Start of Service") and shall be provided hereunder for a period of one-year from the Start of Service. The term shall be automatically renewed on a month to month basis after the initial service-term unless written notice is provided otherwise 60 days prior to the expiration of the Service Term.

3. Commitment: Customer agrees to use and accept the services at the rates and upon the terms and conditions set forth in Schedule A.

4. Service Interconnection - Technical Requirements In order to utilize the Service, a connection between Customer's network ("Customer Location") and the Teltran network at the Teltran designated point-of-presence facilities ("Teltran POP") may need to be established ("Service Interconnection"). If necessary, Customer shall be responsible for establishing each Service Interconnection over facilities subject to Teltran approval. If a Service Interconnection is proposed to be made via a local exchange carrier, Teltran may direct Customer to utilize Teltran local serving arrangement and Customer will, with prior notice, be subject to a non-discriminatory charge therefore from Teltran.

4.1 Service Interconnection - Loading Teltran will provide space at their POP's for Customer to connect the necessary service interconnections. If available, Teltran also agrees to provide additional interconnection capacity as needed by Customer.

5. Billing; Payment Due Dates; Restriction Or Disconnection of Services; Collection Charges; Interest: Customer is liable for all amounts due Teltran hereunder, subject to the following. Teltran will calculate the length of each Service call based upon rounding to the next higher six seconds with a minimum billing period of thirty seconds, except to Mexico or where


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rates are listed on Schedule A based upon one minute billing periods in which case the length of the Service call will be rounded to the next higher one minute interval.

5.1 Weekly Billing: Commencing after the end of the first week of Services and continuing every week thereafter, Teltran shall deliver via facsimile or e-mail transmission an invoice and weekly traffic report to the Customer, which invoice and report shall set forth the actual amount and cost of Services rendered to Customer during the immediately preceding week according to Teltran's records. The billing cycle shall begin 00:00 on Monday.

Such invoice may also contain any appropriate debits or credits to previous invoices rendered to Customer. Upon receipt of the invoice the Customer shall, within three (3) business days, deliver the undisputed invoice amount without any deductions or offsets of any kind via wire transfer for deposit in Teltran's account. Teltran reserves the right to immediately discontinue Service should an undisputed invoice amount remain unpaid by the close of business (5:00 pm EST) on the fourth day after Customer's receipt of the weekly invoice. Teltran's banking details are attached as Schedule B.

5.2 Billing Disputes: Any billing discrepancies shall be presented by the Customer to Teltran in reasonable detail, in writing, within 45 days of the date of the invoice in question. Teltran shall not be obligated to consider any customer notice of discrepancies that are received by Teltran more than 45 days following the date of the invoice in question. If Teltran fails to reply in writing regarding the customer dispute within 45 days, the disputed amount shall be deemed valid and accepted by Teltran. Both parties shall endeavor to resolve all disputes within 45 days of Customer's written notification.

5.4 Arbitration: Both parties agree to act in good faith to resolve billing disputes between each other. If within forty-five (45) days a dispute is not resolved, both parties agree to immediately resolve disputes with binding arbitration with respect to any and all proceedings. Any such proceeding shall be pursuant to the rules of the American Arbitration Association as they are applicable to the immediate resolution of disputes brought forward. One arbitrator, who must be knowledgeable in the telecommunications industry, will be utilized in any proceedings. The arbitrator shall be empowered to promptly adjudicate and determine each proceeding in law and/or in equity, and must determine who the prevailing Party is within ten (10) days after a notice of dispute has been sent by one Party to the other Party. Judgment upon the award will be final and may be entered in any Federal or State Court having jurisdiction thereof. Both Parties agree to immediately comply with the judgement having been entered and/or confirmed.

6. Termination by Customer: Customer may terminate this Agreement by giving written notice to Teltran thirty (30) days prior to Customers desired termination date. If Customer terminates this Agreement before expiration of the Services Term, Customer will be billed for and shall pay within ten (10) business days after such Termination the total outstanding charges due.

7. Termination by Teltran: Teltran may terminate this agreement by giving written notice to Customer thirty (30) days prior to its intention to do so. If Teltran terminates this Agreement or the Services provided pursuant to this Agreement due to Customer's breach of any of the covenants, representations and warranties herein, the termination may be immediate and the Customer will be billed for and shall pay within ten (10) business days the total outstanding charges due.

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8.   Representations and Warranties of the Parties: The rates, terms and conditions herein are expressly conditioned upon the following representations and warranties by Customer:

8.1 Each party has obtained the required operating authority in all states in which it conducts business, as well as authority required by the FCC for the sale of telecommunications services, including but not limited to authority required pursuant to Section 214 of the Communications Act of 1934, 47 U.S.C. 214.

8.2 Each party complies and will continue to comply at all times with all federal and state laws and regulations applicable to the sale and provision of service to its users and end-users, including but not limited to those laws and regulations applicable to the authorization and proof of authorization necessary to convert an end-user's former service to Customer's service as the end-user's Primary Interexchange Carrier.

9. Disclaimer of Warranties; Limitation of Liability: Teltran (including its subsidiaries, affiliates, predecessors, successors and assigns) makes no warranties, express or implied, and specifically disclaims any warranty of merchantability or fitness for a particular purpose with respect to services or products provided pursuant to this Agreement. In no event shall Teltran be liable for consequential, special or indirect damages or lost profits sustained by reason of its performance of this Agreement, or for any failure, breakdown, or interruption of service, whatever shall be the cause, or however long it shall last, and regardless of whether any one has been advised of the possibility of such damages. Teltran shall have no liability for damages caused
(a) by Customer's failure to perform its responsibilities under this agreement, or (b) by the acts of third parties (including without limitation Customer's users or end users). This limitation of liability shall apply regardless of the form of action, whether in contract, tort, warranty, strict liability, or negligence (including without limitation active and passive negligence). This Agreement does not create any claim or right of action, nor is it intended to confer any benefit on any third party, including but not limited to any user or end-user of Customer. The limitations of liability set forth in this Agreement shall survive termination of this Agreement.

10. Duty to Indemnify and Defend: Customer shall indemnify, defend and hold harmless Teltran and its directors, employees, agents, parent, subsidiaries, successors, and assigns from all claims, damages and expenses arising out of or resulting from, in whole or in part, the acts or omissions of Customer or its End-users, their employees, agents or contractors affiliated companies and their employees, agents or contractors, including but not limited to claims for libel, slander, invasion of privacy, or infringement arising form combining or using facilities or equipment furnished by Teltran in connection with facilities or equipment furnished by others. Customer shall also indemnify, defend and hold Teltran harmless form all causes of action., claims, liabilities or expenses asserted or incurred by any of Customer's Users of End-users arising out of any failure, breakdown, or interruption of service provided to Customer by Teltran or to End-users by Customer. Customer shall indemnify, defend and hold Teltran harmless from all causes of action, claims, liabilities or expenses asserted or incurred by Customer's End-users due to Customer's marketing efforts, including but not limited to Customer's violation of laws and regulations applicable to the authorization and proof of authorization necessary to convert an End-user's former service to Customer's service as the End-user's Primary Interexchange Carrier.

11. Confidentiality: Since each Party may have access to the other Party's confidential, sensitive, and/or proprietary information including, without limitation, financial

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information, rates, supply and service information, technical data and specifications, marketing information, customer and personnel information, and dialing patterns ("Proprietary Information"); therefore, during the Term and thereafter, neither Party shall disclose any terms of this Agreement, including pricing, or Proprietary Information of the other Party except as required by law. Any disclosure hereof required by legal process shall only be made after providing the non-disclosing party with notice thereof in order to permit the non-disclosing party to seek an appropriate protective order or exemption. Proprietary Information shall remain the property of the disclosing Party. A Party receiving Proprietary Information shall: (i) use or reproduce such information only when necessary to perform this Agreement; (ii) provide at least the same care to avoid disclosure or unauthorized use of such information as it provides to protect its own Proprietary Information; (iii) limit access to such information to its employees or agents who need such information to perform this Agreement; and (iv) return or destroy all such information, including copies, after the need for it has expired, upon request of the disclosing Party, or upon termination of this Agreement. Because of the unique nature of Proprietary Information, a breach of this paragraph may cause irreparable harm for which monetary damages may be inadequate compensation. Accordingly, in addition to other available remedies, a Party may seek injunctive relief to enforce this paragraph. The parties to this Agreement also acknowledge that no effort shall be made to circumvent its terms in an attempt to gain customers, commissions, fees, remuneration, rates or considerations to the benefit of any of the parties of this Agreement, while excluding equal or agreed to benefits to the other party.

12. Taxes: Upon execution hereof, Customer shall provide Teltran with a properly executed Certificate of Exemption for all foreign, federal, state, county and local taxes and fees (if any) and shall be responsible for the collection of all applicable end-users taxes and fees and the remittance of such taxes and fees to the relevant government authority. Teltran shall pass through to Customer and Customer shall pay all taxes that may be so passed on to Customer by law.

13. Interfacing And Communicating With End-Users: Interfacing and communicating with end-users shall be the sole responsibility of Customer with respect to any use that Customer may make of the Service provided pursuant to this Agreement to in turn provide service to other persons or entities. Such interfacing and communicating shall include without limitation installation of service, termination of service, placing of orders, billing and billing inquiries, reporting of service outages and problems, collection of charges and handling and resolution of all disputes.

14. Customer's Use of Service: Customer may use the Services provided pursuant to this Agreement for any lawful purpose consistent with the transmission and switching parameters of the telecommunications network, and may resell its use (or the use of any part thereof) to a third party in the normal course of the Customer's business, subject to the following:

14.1 Abuse - The abuse of Service is prohibited. The following activities constitute abuse:

     o Using Service to make calls that might reasonable be expected to frighten, abuse, torment, or harass another, or

     o Using Service in such a way that it interferes unreasonably with the use of Service or Teltran's network by others.

14.2 Fraudulent Use - The fraudulent use of or the intended or attempted fraudulent use of, Service is prohibited. The following activities constitute fraudulent use:

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     o    Using Service to transmit any message or code, locate a person, or otherwise give or obtain information, without payment for Service, or
     o Using or attempting to use Service with the intent to avoid the payment, either in whole or in part, of any charges by any means or device.

In any instance in which Teltran believes in good faith that there is fraudulent use of Service as set forth above, Teltran may immediately upon notice to Customer, and without liability on the part of Teltran, restrict, suspend, or discontinue providing Service.

15. Assignment: Customer may not assign this Agreement in whole or in part without the prior written consent of Teltran which shall not be unreasonably withheld or delayed. Teltran may, in its discretion, condition its consent to such assignment upon the posting of an appropriate deposit by the assignee. Teltran reserves the right to deny or revoke its consent to such assignment at any time if the assignee proves unwilling or unable to comply with the representations and warranties set forth in this Agreement, in which event the Customer shall remain or again become responsible for performance of all terms of this Agreement. This provision shall not affect the Customer's right to resell Service. Further, any resale or assignment shall not release the original Customer from its obligations under this Agreement.

16. Independent Parties: The relationship established by the Agreement shall in no way constitute Teltran (or its agents or employees) as a partner, agent or fiduciary of Customer. The relationship established by this Agreement shall in no way constitute the Customer (or its agents or employees) as a partner, agent or fiduciary of Teltran. The provision of service described in this agreement does not establish any joint undertaking, joint venture or fiduciary relationship between Teltran and Customer.

17. Force Majeure: Neither party nor its affiliates, subsidiaries, subcontractors or agents shall be liable in any way for delay, failure in performance, loss or damage due to any of the following: fire, strike, embargo, explosion, power blackout, earthquake, volcanic action, flood, war, water, the elements, labor disputes, civil or military authority, act of God, acts of the public enemy, inability to secure raw materials, inability to secure products, acts or omissions of carriers, or other causes beyond its reasonable control, whether or not similar to the foregoing.

18. Severability: If any portion of this Agreement shall be found to be invalid or unenforceable, such portion shall be void and have no effect, but the remainder of the Agreement shall continue in full force unless the Agreement fails in its essential purpose without the voided portion.

19. Notices: All notice, identifications, formal requests or other formal communications required or desired to be given in connection with this agreement, shall be in writing and shall be effective when delivered in person, mailed by registered or certified post of sent by telex or facsimile ("fax") to the recipient party, unless the parties otherwise agree in writing. Notice shall be addressed to the following:

     If to Teltran:                             If to Customer:
     --------------                             ---------------
     Mr. Peter Biagioli                         Janis Lo
     Vice President - Sales & Marketing         Director, Carrier Services
     Teltran International, Inc.                North American Gateway, Inc.
     One Penn Plaza, Suite 4632                 207 Queen's Quay West, Suite 890
     New York, NY 10119                         Toronto, Ontario M5J 1A7
     Phone:  212-643-1283                       Phone:  416-364-8046

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     Fax:    212-643-1997                       Fax:    416-364-9482
     E-mail: peb@teltran.com                    E-mail: janis@nag.ca
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20.  Compliance with laws: Each party is responsible for its own compliance with all laws and regulations affecting its business, including but not limited to the collection and remittance of all taxes and other levies imposed by law.

21. Choice of Law: The domestic law of the State of New York, except its conflict-of-laws rules, shall govern the construction, interpretation and performance of this agreement.

22. Limitations: Except for the warranties explicitly set forth within, Teltran specifically excludes and disclaims all warranties, express or implied, including any warranties of merchantability and fitness for a particular purpose. In no event shall Teltran have any liability to Customer, nor may this agreement be cancelled, for any reasonable interruption of service involving the network or the access lines (failure of the underlying carrier circuits, power failure, flood, riot, etc.), nor shall Teltran be liable in any way to Customer for any delay, failure in performance, or loss or damage due to any conditions beyond its reasonable control.

Nothing herein contained shall be construed as preventing the Customer from canceling this agreement without further liability in the event Teltran fails to provide the service on a regular basis consistent with the standards Voice over Internet Protocol (VoIP) providers in the industry as to technical quality. The parties agree that because of the nature of the VoIP technology and Networks, the call quality of calls placed over the Network may be less than that from the normal use of the PSTN. Customer may test the Service before purchasing and if the quality of the service does not meet their requirements, this contract may be cancelled immediately and a return of all Surety will be made without further liability.

23. Jurisdiction: Each party hereby irrevocably consents to the jurisdiction of the courts of the State of New York in connection with all disputes, controversies, claims and actions arising in connection with or relating to this agreement and agrees that such courts shall be sole and exclusive jurisdiction of such disputes, controversies, claims and action. Each party hereby waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to such party at the address for notice pursuant to Paragraph 18 above.

IN WITNESS WHEREOF, the parties have executed this Telecommunications Service Agreement on the date written below.

TELTRAN INTERNATIONAL, INC.:                         NORTH AMERICAN GATEWAY INC.


By:                                                  By:
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   Byron R. Lerner                                   Name:
   President & CEO                                        ----------------------
                                                     Title:
                                                           ---------------------
Date:                                                Date:
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